23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 (No. 333-17683 and 333-58256) and the Registration Statements on Form S-8 (Nos. 33-93658, 333-62497 and 333-43452) of ParkerVision, Inc. and its subsidiary of our report dated February 18, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
Jacksonville, Florida
March 29, 2002


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